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Exhibit 10.2

SIXTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

        This SIXTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of December 9, 2005 (this "Amendment") is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC ("SIRVA Relo") and EXECUTIVE RELOCATION CORPORATION ("Executive Relo"), as Servicers and Originators, GENERAL ELECTRIC CAPITAL CORPORATION, THE CIT GROUP/BUSINESS CREDIT, INC. and LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), as Purchasers, and LaSalle, as Agent (in such capacity, the "Agent").

RECITALS

        A.    The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 and amended as of March 31, 2005, May 31, 2005, June 30, 2005, September 30, 2005 and November 14, 2005 (as so amended, the "Receivables Sale Agreement").

        B.    The parties wish to amend the Receivables Sale Agreement and to provide for certain waivers as hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     Certain Defined Terms.    Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

        2.     Amendments to Receivables Sale Agreement.    The Receivables Sale Agreement is hereby amended as follows:

          (a)   No Monthly Cash Flow Statements.    Each of Sections 5.2(a)(iii) and 5.3(a)(iii) of the Receivables Sale Agreement is amended by deleting the phrase therein "and of cash flows".

          (b)   Deletion of Securitization Covenant.    Section 5.4 of the Receivables Sale Agreement is amended to read in its entirety as follows:

          Section 5.4.    [RESERVED].

          (c)   Required Purchasers.    The first sentence of Section 8.4(c) of the Receivables Sale Agreement is hereby amended and restated to read as follows:

    The Required Purchasers shall be entitled to request or direct the Agent to take action, or refrain from taking action, under this Agreement on behalf of the Purchasers; provided that the Agent shall not be required to comply with any such request or direction it believes to be inconsistent with the Transaction Documents or applicable law or that could be expected to subject the Agent to any expense for which it would not be reimbursed or any liability.

          (d)   Deletion of Securitizable Relocation Services Agreement Definition.    The definition of "Securitizable Relocation Services Agreement" in Schedule I to the Receivables Sale Agreement is hereby deleted.

          (e)   Applicable Margin Definition.    The definition of "Applicable Margin" in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

            "Applicable Margin" means the Applicable Base Margin.

          (f)    The following new definitions are hereby added to Schedule I to the Receivables Sale Agreement, in the applicable alphabetical positions:

            "Required Purchasers" means Purchasers holding more than 55% of the Commitments (or, if two Purchasers hold more than 55% of the Commitments, at least three Purchasers holding more than 55% of the Commitments).

            "Sixth Amendment" means the Sixth Amendment to Amended and Restated Receivable Sale Agreement, dated as of December 9, 2005, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.

        3.     Limited Waivers.    Sections 5.2(a)(iii) and 5.3(a)(iii) of the Receivables Sale Agreement (before giving effect to the amendments provided under Section 2 of this Amendment) required delivery by the Master Servicer and the Subservicer to the Agent of monthly cash flow statements. The Agent and the Purchasers hereby waive any Termination Event arising from the failure of the Master Servicer and the Subservicer to deliver such monthly cash flow statements to the Agent. Section 5.4 of the Receivables Sale Agreement (before giving effect to the amendments provided under Section 2 of this Amendment) required the Servicer, the Subservicer and the Seller to use their best efforts to restructure Relocation Services Agreements to facilitate securitization and to effect a securitization. The Agent and the Purchasers hereby waive any Termination Event arising from any non-compliance by the Servicer, the Subservicer or the Seller with such Section 5.4.

        4.     Reservation of Rights.    By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes. Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment, that are the subject of such review and investigation or any related matters. The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of the Fifth Amendment.

        5.     Representations and Warranties.    With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

          (i)    Representations and Warranties.    The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

          (ii)   Enforceability.    The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the "Amended Agreement"), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

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          (iii)  No Potential Termination Event.    No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

          (iv)  Specified Adjustments.    Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, the adjustments described in the definition of "Specified Adjustment" do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

        6.     Acknowledgment by Originators.    Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Section 2 hereof.

        7.     Effect of Amendment.    Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

        8.     Effectiveness.    This Amendment shall become effective upon the date on which the Agent receives counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent and NAVL (the "Amendment Effective Date").

        9.     Headings; Counterparts.    Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

        10.   Cumulative Rights and Severability.    All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

        11.   Governing Law.    This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ DOUGLAS V. GATHANY
Title:	President
SIRVA RELOCATION LLC, as a Servicer

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer
EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

        The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement

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as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator
By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer
EXECUTIVE RELOCATION CORPORATION, as an Originator
By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Purchaser and Agent

By:	/s/ MARLEE ZWEIGBAUM
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser

By:	/s/ DWAYNE COKER
Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Purchaser By:

By:	/s/ CARL GIORDANO
Title:	Assistant Vice President

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SIXTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT